U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to Form SB-2

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELTIC CROSS LTD

(Name of Small Business Issuer in its charter)

NEVADA	6532	86-1098668
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7230 Indian Creek Ln., Ste 201

Las Vegas NV 89149

(253) 549-4336

(Address and telephone number of principal executive offices)

1172 Manito Dr., NW

P.O. Box 363

Fox Island, WA 98333

(253) 549-4336

(Address of principal place of business or intended principal place of business).

Parsons Law Firm

10900 NE 4th St., Ste 2070

(425) 451-8036

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: The proposed date of sale will be as soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

Calculation of Registration Fee
Title of each Class of Securities To be Registered	Shares to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	2,423,333	$0.10	$242,333	$87.50

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CELTIC CROSS LTD.

SELLING STOCKHOLDERS' PROSPECTUS

Securities Being Offered	Up to 2,423,333 Shares Of Common Stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders. The maximum offering price for the securities offered by selling shareholders will be $0.10, based on the latest price paid by existing shareholders
Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued And to be Issued	All of the common stock to be sold under this prospectus will be sold by existing shareholders.

There is currently no public market for the common stock. Therefore, the selling shareholders will sell their stock at $0.10 per share until the close of the offering.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This offering involves a high degree of risk; see RISK FACTORS, beginning on page 5, to read about factors you should consider before buying shares of the common stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUMMARY INFORMATION AND RISK FACTORS.

Prospectus Summary. The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

SUMMARY

This is a public offering of up to 2,423,333 shares of common stock of Celtic Cross Ltd. These shares are being offered by selling shareholders listed in this prospectus. The shares were acquired by the selling shareholders directly from the Company in private offerings that were relied upon as being exempt from registration under the US Securities laws.

There is no established market for the Company's securities. Further, though the Company will endeavor to establish a public market for its securities, no guarantee can be given that a trading market will develop or be maintained in the securities of the Company in the future.

The Company is in the business of providing travel bookings and Timeshare rentals and sales. Celtic Cross Ltd. was formed in February 25, 2004 as a "For Profit" corporation for the purpose of acquiring the Timeshare entities discussed herein, and additional like entities going forward including a full sales and service Internet Celtic Cross Travel website.

In June of 2004, the Company purchased 300,000 points from Fairfield Resorts Inc and was given a bonus of 300,000 additional points as an incentive. The Company receives 300,000 points on each anniversary date for the next 99 years. The maintenance at the Fairfield facilities are the responsibility of Fairfield Resorts Inc., however, the Company pays a monthly fee to Fairfield for this service. The maintenance fee is $141.00 per month at our current ownership level. The points are redeemable at numerous resort locations around the world. These points can be used to rent vacation or business use accommodations. The Company books space in the resorts and rents these accommodations based on time and market conditions. Once the Company's website is completed, the Company can commence retail business activity

A substantial amount of work has been completed on the Company's website and can be viewed at www.celticcrosstravel.com, that has a link to our internet travel site. The website offers rental accommodations in resorts that are part of Fairfield Resorts Inc. as well as a full service travel agency with abilities to reserve airfares, car rentals and other hotel accommodations. A commission or booking fee is paid to the Company for all air fares, cruises, other hotel accommodations, and car rental reservations that are booked through the Company's website. This feature of the website is now currently active by clicking on "Travel" on the Celtic Cross home page.

The Company purchased the travel website platform from Travelnow.com and will receive commissions or booking fees on all travel related reservations initiated by Celtic Cross Ltd.

The Company will continue to develop the full service travel website that will offer not only our rental units that we reserve using Fairfield points, but also Air, Cruise, Hotel and Auto reservations.

The Company does not act as a property manager, real estate agent or landlord. The Company will hire these services as needed.

The balance sheet of the Company's audit of April 30, 2005 and December 31, 2004, and the statements of operations, stockholders' equity, and cash flows for the periods ended April 30, 2005 and December 31, 2004, included in this Prospectus and Registration Statement, have been included herein in reliance on the report of Child, Sullivan & Company, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting. That report, dated June 15, 2005, contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern, as described in Note 6 to those financial statements. The Company is in its developmental stage and its net loss and deficit accumulated during development stage is $53,551.

 Our principal executive offices are located at 7230 Indian Creek Lane, Ste 201, Las Vegas NV 89149 and our phone number is 253-549-4336.

The Offering

Common Stock Offered for Resale 2,423,333 shares

Securities to be outstanding after this offering 3,390,000 shares

Use of Proceeds

We will not receive proceeds from the resale of the Common Stock described in this Prospectus.

SUMMARY FINANCIAL INFORMATION

The following is a summary of our financial information and is qualified in its entirety by our audited financial statements included elsewhere in this Prospectus.

Revenues

The Company has purchased Fairfield points that it can convert to accommodations for vacation or business use for future rentals and sales, however the Company has no operating sales contracts to date and therefore has no revenue.

Operating Expenses

Operating expenses totaling $12,596 and $40,955 for the periods ended April 30, 2005 and December 31, 2004, consisted of organizational costs, product development, consulting,

accounting, legal, transfer agent, depreciation, interest, and other general and administrative expenses.

Income Taxes

The Company does not anticipate having to pay income taxes in 2004 or 2005, due to our absence of net profits.

Capital and Liquidity

As of April 30, 2005, we had total current assets of approximately $24,846 and total current liabilities of approximately $10,867 resulting in working capital of approximately $13,979.

During the ten months ended December 31, 2004 the Company received $75,400 in cash from the sale of its common stock, which is being used for operating expenses to sustain the Company through its development stage until it establishes profitable operations or receives cash from the issuance of common stock.

We had cash on hand of as of April 30, 2005 of $19,246. We have sufficient cash to meet our short-term needs over the next 12 months, which are to develop a full service website and to meet our payment schedules for timeshare purchases. The balance owing at April 30, 2005 was $28,675 including interest at 10.99% over the next 5 years with payments of $415 per month. The Company will require additional cash, either from financing transactions or operating activities, to meet our long-term goals. Our long-term goals will be to increase our timeshare points and to advertise their availability. The Company may not be able to obtain additional financing, either in the form of debt or equity, or that, if such financing is obtained, it will be available to us on reasonable terms. If we are able to obtain additional financing or structure strategic relationships in order to fund existing or future projects, existing shareholders will likely experience further dilution of their percentage ownership of the Company.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about those risks, together with the other information contained in this prospectus and any other filings we make with the United States Securities and Exchange Commission before you decide whether to buy our shares. Should any one or more of these risks actually materialize the results of our operations and our financial condition would likely suffer. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

Celtic Cross is a Penny Stock

The Penny Stock Reform Act (Securities Exchange Act Sect. 3(a)(51A)) defines a penny stock as an equity security that is not registered on a national stock exchange or authorized for quotation on NASDAQ, and that sells for under $5.00 per share. Celtic Cross Ltd. will be considered a penny stock under said Act. A purchase of a Penny Stock is an extremely high risk stock purchase that could result in the entire loss of an individual's investment. Since Celtic Cross Ltd. stock will be considered a penny stock, a broker-dealer is required to provide a risk disclosure statement detailing the inherent risks in investing in a penny stock to a customer prior to recommending the sale of its stock. This could severely limit the ability to create a market for shares of Celtic Cross Ltd.'s stock and make it difficult for an Investor to liquidate his or her shares.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the Security and Exchange Commission's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade Celtic Cross' shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

Risk factors related to CELTIC CROSS LTD.

An investment in shares of our common stock is very risky. You should carefully consider the following factors as well as the other information contained and incorporated by reference in this prospectus before deciding to invest.

Risks relating to this offering

Limited operating history;

Celtic Cross Ltd., a Nevada corporation ("Company"), was organized on February 25, 2004. The Company operates on the calendar fiscal year. Currently, the Company has no employees and is being operated by its sole Director Mr. Howard Bouch with assistance from consultants. The Company is in its initial stages of development with no revenues or income. If the Company does not realize its objectives and become profitable, it could result in the loss of an investor's entire investment.

Celtic Cross has a lack of operating revenue, which could cause an investor to lose his or her entire investment.

Since the Company's principal activities to date have been limited to organizing the Corporation, developing a website, identifying possible timeshare acquisition targets and acquiring actual timeshare points, it has no record of any revenue-producing operations. Consequently, there is no operating history upon which to base an assumption that the Company will be able to achieve its business plans which could cause an investor to lose his or her entire investment. The Company has a net loss and deficit accumulated during this development stage of $53,551.

Since we are dependent upon financing activities to fund our operations, if we fail to secure financing in our private offerings, our business could fail.

The funds available to the Company from the first four private offerings (see Part II Recent Sales of Unregistered Securities) were for a total of $75,400 and were adequate for it to acquire the first timeshare points and to develop a website.

The amounts spent to date as stated in the audited financial statements within this filing are more particularly described as follows:

Expenses

Consulting fees - related party (note 2)                                                                                                                         15,000

Product and business development                                                                                                                                 7,047

Travel, meals and entertainment                                                                                                                                      4,713

Legal fees                                                                                                                                                                      1,744

Audit and accounting                                                                                                                                                     6,320

Transfer agent                                                                                                                                                                  390

Organizational costs                                                                                                                                                         404

Rent                                                                                                                                                                              1,541

Depreciation                                                                                                                                                                  2,695

Interest expense                                                                                                                                                             2,811

Other general and administrative                                                                                                                                   10,886

Total expenses                                                                                                                                                             53,551

The Company has approximately $13,979 working capital. It is estimated that the Company will require approximately $75,000 of additional funds to meet its long-term obligations of timeshare purchases and to acquire more timeshare points. The Company's continued operations therefore will depend upon its ability to raise additional funds through bank borrowings, equity or debt financing, or asset sales. The Company may not be able to obtain additional funding when needed, or that such funding, if available, may not be able to be obtained on terms acceptable to the Company. If the Company cannot obtain needed funds, it may be forced to curtail or cease its activities. If additional shares were issued to obtain financing, current shareholders may suffer a dilutive effect on their percentage of stock ownership in the Company. If we are unable to raise capital from the sale of securities, loans, or industry partnerships in the future, we will not be able to increase our inventory of timeshare points and may, at some time, become insolvent.

Because we are dependent upon certain officers, key employees, and consultants, if any key employees or consultants leave Celtic Cross, the business could fail.

The Company is substantially dependent upon the efforts of its sole officer and director, Mr. Howard Bouch and consultants to the Company. Should any of these cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects. The Company's management team is small and has limited experience in establishing and managing large-scale operations. We are dependent on the services of Howard Bouch, President, Secretary and Chief Financial Officer/Controller of Celtic Cross Ltd. We are also dependent on certain key consultants in connection with our business activities. The Company has entered into a consulting agreement with Wannigan Capital Corp. to provide assistance in its day-to-day operations. Specifically, they assist in identifying potential timeshare prospects, developing the Company website, interaction with regulatory authorities and provide access to the services of Mrs. Nancy Murphy, an experienced travel agent. We have not entered into employment agreements with any of these individuals, and do not maintain key-man life insurance on Mr. Bouch. The loss of one or more of these individuals could materially and adversely impact our operations making it difficult for the Company to be profitable. The day-to-day activities are being executed by the sole Director of the Company, Mr. Howard Bouch, residing in the UK, with assistance from consultants. One such consultant, Wannigan Capital Corp., has provided business offices at 1172 Manito Dr., PO Box 363, Fox Island, WA 98333. Unless and until additional employees are hired, our attempt to manage our projects and obligations with such a limited staff could have serious adverse consequences, including without limitation, a possible failure to meet a material, contractual, or SEC deadline, or a possible failure to consummate investment or acquisition opportunities.

The travel and timeshare industry is highly competitive, and we are at a disadvantage since many of our competitors are better funded.

The Travel and Timeshare Industry (TTI) is highly competitive. Most of our current and potential competitors have far greater financial resources and a greater number of experienced and trained managerial and technical personnel than we do. The TTI is highly fragmented and there are no single entities or groups that can dominate the Industry because of its international nature and potential language barriers. Although some training can be necessary, no degrees or licenses are required and therefore entry to the Industry is almost without barrier. There are many companies already established in this Industry who are better connected with Airlines, Hotels, Casinos, Cruise Lines, Car Rental Agencies and better financed which places our firm at a competitive disadvantage. There are TTI Organizations that focus on Business Travel, Leisure and Family Travel, Convention Bookings, Museums and Historical Attractions, Honeymoon and Romantic Destinations, Seasonal and Holiday Travel, Traveler Shopping and City Tourism, Golf, Hiking, Theme Parks, Festivals and other activities that are better established and better funded than the Company.

The list of competitors is limitless and increases daily due to the lack of entry barriers.

We have chosen to compete in this highly diversified market by acquiring points in a timeshare and owning our own Internet Website where an individual as well as high end vacationers attempting to find first class accommodations at world class resorts can book travel unassisted and we can offer specials available only at our site through our timeshare points as well as targeting high end vacationers attempting to find first class accommodations at world class resorts.

The Company may not be able to compete with, or enter into cooperative relationships with, any such firms.

Other risks relating to the common stock

Most of our outstanding shares will be free trading and, if sold in large quantities, may adversely affect the market price for our common stock.

2,423,333 of the 3,390,000 shares of common stock issued and outstanding as of April 30, 2005 may be eligible for resale under Rule 144 under the Securities Act two years after the date of issuance, beginning in March 2006. The possible resale of these shares at that time may have an adverse effect on the market price for our common stock.

The Board of Directors could issue stock to prevent a takeover by an acquirer or shareholder group..

The Company's authorized but unissued capital stock consists of 71,610,000 shares of common stock. There are no shares of preferred stock issued or authorized. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The Company does not contemplate any additional issuances of common stock for this purpose at this time.

We could offer warrants, options and debentures and dilute holdings of Investors

As of April 30, 2005 there are no outstanding warrants and options to purchase common stock of the Company. Should the Company choose to offer incentive options to its key employees, the existence of these options may hinder our future equity offerings, and the exercise of these options would further dilute the interests of all of our shareholders. Future resale of the shares of common stock issuable on the exercise of warrants and options may have an adverse effect on the prevailing market price of our common stock. Furthermore, the holders of warrants and options may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

Additional shares of common stock may be issued without shareholder approval.

Celtic Cross Ltd. has authorized capital of 75,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock. As of April 30, 2005, there were 3,390,000 shares of common stock issued and outstanding. Our board of directors has authority, without action or vote of our shareholders, to issue all or part of the authorized but un-issued shares. Any issuance of shares described in this paragraph will dilute the percentage ownership of our shareholders and may dilute the book value of the common stock.

The Company does not expect to be able to pay dividends in the near future.

We have not paid, and do not plan to pay, dividends on our common stock in the foreseeable future, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to shareholders. The investor will have to rely on an increase in the price of Celtic Cross Ltd. stock to profit from his or her investment. There are no guarantees that the price of the stock will increase and the investor may lose part or all of the investment.

Going concern considerations.

The Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Unanticipated costs and expenses or the inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. The fact that there are going concern considerations may make raising additional funds or obtaining loans more difficult. To the extent financing is not available, the Company may not be able to, or may be delayed in, developing its services and meeting its obligations. This could result in the entire loss of investment. The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. Details regarding these concerns are included in the notes to the audited Financial Statements included in this filing.

Management's plan to mitigate the threat to the continuation of the business will be to increase Celtic Cross Ltd.'s brand awareness throughout the United States, Europe, the Caribbean, and all international markets the Internet reaches as well as to increase recognition and world wide market awareness by the use of market advertising, internet advertising, referral incentive programs and affiliating with regional rental organizations and travel agents. Management also plans to offer rental units at popular convention locations using the Fairfield Resorts timeshare points purchased by the Company as well as other timeshare brands the Company might acquire.  The Company has developed a full service website to facilitate our ability to offer not only our rental units, that we reserve using Fairfield points but also Air, Cruise, Hotel and Auto reservations. Our long-term goals will be to increase our timeshare points and to advertise their availability.

FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the "risk factors" section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

USE OF PROCEEDS

We will realize no proceeds from the sale by selling shareholders of the shares covered by this registration statement. Since no new shares are being issued as a result of this offering, there is no dilution to the current shareholders.

DETERMINATION OF OFFERING PRICE

Celtic Cross Ltd. will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders. See Plan of Distribution below.

DILUTION

Since no new shares are being issued as a result of this offering, there is no dilution to the current shareholders.

SELLING SHAREHOLDERS

The Selling Shareholders are offering hereby a total of up to 2,423,333 shares of our Common Stock. The following table sets forth certain information with respect to the Selling Shareholders as of April 30, 2005.

The Selling Shareholders are not currently affiliates of the Company, and have not had a material relationship with the Company during the past ninety days.

Name of Beneficial Owner of Common Shares Offered for Sale in this Offering	Address of Beneficial Owner of Common Shares Offered for Sale in this Offering	Number of Shares Held Prior to Offering	Maximum Number of Common Shares Offered for Sale in this Offering	Number of Shares at Close of Offering

K. Sean Liebscher	#30C2 - 952 SW Campus Way Federal Way, WA 98023	300,000	300,000	0
Kathy Mowbray	1172 Manitou Dr. Fox Island Washington 98333	300,000	300,000	0
Kimberley Pearson	8211 Masters Court, Arlington, WA 98223	50,000	50,000	0
12
Paul Mawson	2 Maple House, Normansfield Ave, Teddington Middlesex England TW11 9PX	300,000	300,000	0
George Graham	6 Glen Road, Moorclose, Workington, Cumbria, England CA14 3RU	300,000	300,000	0
Andrew Mawson	2 Maple House, Normansfield Ave, Teddington Middlesex England TW11 9PX	300,000	300,000	0
Derek Tolson	Lilac House, Ireby, Wigton, Cumbria, England CA71EA	333,333	333,333	0
Phyllis Poole	69 Whitestiles, Seaton, Workington, Cumbria, England CA141LD	20,000	20,000	0
Kathleen Evans	3 School Gardens, Fletchertown, Wigton, Cumbria, England CA71BS	20,000	20,000	0
Alan Tolson	Skidaw View, Sandale,Boltongate, Wigton, Cumbra England CA71DE	20,000	20,000	0
Judith Tolson	Skidaw View, Sandale,Boltongate, Wigton, Cumbra England CA71DE	20,000	20,000	0
Barry Tolson	Birkmire Cottage, Ireby, Wigton, Cumbria, England CA71EJ	20,000	20,000	0
Paula Tolson	Birkmire Cottage, Ireby, Wigton, Cumbria, England CA71EJ	20,000	20,000	0
Peter Hewitt	46 Abingdon Drive,Ashton-on-Ribble, Preston, England PR21EY	20,000	20,000	0
Thomas Hewitt	46 Abingdon Drive,Ashton-on-Ribble, Preston, England PR21EY	20,000	20,000	0
13
Helen Hewitt	46 Abingdon Drive,Ashton-on-Ribble, Preston, England PR21EY	20,000	20,000	0
Judith Bouch	18 Wreckin Dr., Tettenhall, Wolverhampton West Midlands, England WV68UJ	20,000	20,000	0
Michael Bouch	18 Wreckin Dr., Tettenhall, Wolverhampton West Midlands, England WV68UJ	20,000	20,000	0
Fiona Bouch	23 Shrewsbury Dr., Backworth, Newcastle, England NE270SS	20,000	20,000	0
Gareth Woodhead	20 Lee Rd., Nelson, Lancashire, England BB98SD	20,000	20,000	0
Winsten Colbert	37 Fell View, Wigton, Cumbria, England CA141LW	20,000	20,000	0
Lynn Colbert	37 Fell View, Wigton, Cumbria, England CA141LW	20,000	20,000	0
Ryan Colbert	37 Fell View, Wigton, Cumbria, England CA141LW	20,000	20,000	0
Susan Jackson	Salmon Hall, Low Seaton, Workington, Cumbria, England CA141LW	20,000	20,000	0
Margaret Jackson	Salmon Hall, Low Seaton, Workington, Cumbria, England CA141LW	20,000	20,000	0
Peter Redman	44 Drove Rd, Biggleswade, Beds, England SG188HD	20,000	20,000	0
Elaine Trespaderne	14 Highmoor, Wigton Cumbria, England CA79LQ	10,000	10,000	0
Catherine Jackson	Salmon Hall, Low Seaton, Workington, Cumbria, England CA141LW	10,000	10,000	0
14
Richard Jackson	Salmon Hall, Low Seaton, Workington, Cumbria, England CA141LW	10,000	10,000	0
Brad Todd	17 Highmoor, Wigton Cumbria, England CA79LW	10,000	10,000	0
Kevin Todd	17 Highmoor, Wigton Cumbria, England CA79LW	10,000	10,000	0
Leslie Todd	17 Highmoor, Wigton Cumbria, England CA79LW	10,000	10,000	0
Richard Scott	West Micklethwaite Farm,Wigton, Cumbria, England CA70EY	10,000	10,000	0
Kaley Scott	West Micklethwaite Farm,Wigton, Cumbria, England CA70EY	10,000	10,000	0
Mandy Scott	West Micklethwaite Farm,Wigton, Cumbria, England CA70EY	10,000	10,000	0
Nicholas Bouch	73 Albert Rd., Grappenhill, Warrington, England WA42PF	10,000	10,000	0
Rebecca Bouch	Grove House, 13 Low Seaton, Workington, Cumbria, England CA141PR	10,000	10,000	0
(1) Chancery Lane Investment Group Inc	60 Market Square, Box 364, Belize City, Belize Central America	50,000	50,000	0
Total		2,423,333	2,423,333	0

(1) Chancery Lane Investment Group Inc is a Corporation owned and controlled by Andrew Godfrey, 51A Dean St., Belize City, Belize, Central America.

A large percentage of the shareholders in the Company reside in the United Kingdom, however, they all have brokerage accounts and have the ability to sell part or all of their shares on the U.S. OTC Bulletin Board.

DIVIDEND POLICY

We have not paid dividends on our common stock, and we do not have retained earnings from which to pay dividends. Even if we were able to generate the necessary earnings, it is not anticipated that dividends will be paid in the foreseeable future.

PLAN OF DISTRIBUTION

The Selling Shareholders are free to offer and sell their common shares at such times, in such manner and at such prices as they may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities. The Selling Shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

The Selling Shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Pursuant to Regulation M, in connection with a distribution of securities, it shall be unlawful for a distribution participant or an affiliated purchaser of such person, directly or indirectly, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. The restricted period for the Company means the period beginning on the later of five business days prior to the determination of the offering price, or such time that a person becomes a distribution participant, and ending upon such person's completion of participation in the distribution. Therefore, there may be a delay in the time between which shares of stock owned by Selling Shareholders are eligible for sale, and the date the Selling Shareholders may, in fact, be qualified to sell. We have informed the Selling Shareholders that the anti-manipulation rules of Regulation M may apply to their sales in the market and have provided each Selling Shareholder with a copy of such rules and regulations.

The Selling Shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conforms to the requirements of such Rule.

LEGAL PROCEEDINGS

Celtic Cross Ltd. is currently not a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below is the name and age of each individual who was a director or executive officer of Celtic Cross Ltd. as of April 30, 2005, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name	Age	Position with the Company	Term Of Office
Howard Bouch	58	Secretary/CFO/Director President	December 30, 2004 to present

Biographical Information

The following paragraphs set forth brief biographical information for the aforementioned director and executive officer:

Howard Bouch, Director/Secretary/CFO.

Mr. Bouch, age 58, is a Private Practice Chartered Accountant with over 36 years of Public and Private international experience. Mr. Bouch originally qualified as a Chartered Accountant(English and Wales Institute) in 1968. Mr. Bouch joined Deloitte & Co, Lusaka, Zambia from 1970 - 1972 . Mr. Bouch joined Anglo American Corp, Zambia working as Head Office Chief Accountant for Nchanga Consolidated Copper Mines (world's 2nd largest) from 1972 - 1976. In 1976 Mr. Bouch returned to the UK and joined  Babcock and Wilcox, Engineers, Nottinghamshire, England as Chief Accountant for one of their subsidiaries. Mr. Bouch was Chief Accountant of a private building firm in Cumbria ,England from 1978 - 1984.  In 1984 Mr. Howard Bouch established a Private Practice as a Chartered Accountant and continues to provide professional services to Cumbrian firms to the present. Mr. Bouch is a Director of Viavid Broadcasting Inc., a fully reporting, US Public Company, trading on the NASDAQ Over the Counter under the symbol VVDB-OTC BB. Mr. Howard Bouch has 6 children and 1 grandchild.

KEY PERSONNEL

Mrs. Nancy Murphy, Travel Consultant

Mrs. Murphy, age 59, has been in the Travel Industry for 10 years starting with Harborview Travel in 1996 in Gig Harbor Washington. In 2001 Harborview Travel was acquired by Carlson Wagonlit Travel Agency, where she worked as an independent contractor until 2003. From 2003 to the present Mrs. Murphy has been an Independent Sales Agent for the Travel Company in Tacoma Washington. Mrs. Murphy does not receive compensation from Celtic Cross Ltd. She receives remuneration from Wannigan Capital Corp, consultant to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's officers, directors, and persons who own more than five percent of the Company's common stock as of April 30, 2005. Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock as of April 30, 2005.

The table is based upon information provided by our directors and executive officers.

Amount and Nature of Beneficial Ownership as of April 30, 2005.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Howard Bouch (1)	Grove House, 13 Low Seaton, Workington Cumbria, England CA141PR	633,334	18.67%

Jennie Bouch (1)	Grove House, 13 Low Seaton, Workington Cumbria, England CA141PR	333,333	9.83%
All officers and directors as a group		966,667	28.50%

(1) Mr. Howard Bouch is a Director of the Company and serves as President, Secretary and CFO. Mr. Bouch and Jennie Bouch are husband and wife.

DESCRIPTION OF SECURITIES

General

The following description of the capital stock of the Company and certain provisions of the Company's Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws.

The Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan, other financing arrangements or otherwise. See a copy of the Articles of Incorporation and Bylaws of the Company, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-2. As of the date of this Form SB-2, the Company had 3,390,000 of common stock outstanding.

Non-Cumulative Voting.

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Common Stock

The Common Stock holders have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to the holders of shares of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the Common Stock and no redemption or sinking fund provisions exist for the benefit thereof. All outstanding shares of Common Stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable.

As a consequence of their ownership of Common Stock, the current stockholders of the Company will continue to control a majority of the voting power of the Company and, accordingly, will be able to elect all of the Company's directors.

Preferred Stock

There are no Preferred shares authorized or issued.

Employee Stock Option Plan

The Company does not have an Employee Stock Option Plan at this time.

Transfer Agent

Stalt, Inc., 671 Oak Grove Avenue, Suite C, Menlo Park, CA 94025 will serve as Transfer Agent for the shares of Common Stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons Law Firm, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Celtic Cross Ltd.'s common stock.

The balance sheet of Celtic Cross Ltd. of April 30, 2005 and December 31, 2004, and the statements of operations, stockholders' equity, and cash flows for the periods ended April 30, 2005 and December 31, 2004, respectively, included in this Prospectus and Registration Statement, have been included herein in reliance on the report of Child, Sullivan & Company, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting. That report, dated June 15, 2005, contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern, as described in Note 6 to those financial statements.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

DESCRIPTION OF BUSINESS

General

The Company is in the business of providing travel bookings and Timeshare rentals and sales. Celtic Cross Ltd. was formed in February 25, 2004 as a "For Profit" corporation for the purpose of acquiring the Timeshare entities discussed herein, and additional like entities going forward including a full sales and service Internet Celtic Cross Travel website. Our website is currently under construction and is estimated to be completed in the third quarter of 2005. A substantial amount of work has been completed on the Company's web-site and can be viewed at www.celticcrosstravel.com that has a link to our internet travel site. The website offers rental accommodations in resorts that are part of Fairfield Resorts Inc. as well as a full service travel agency with abilities to reserve airfares, car rentals and other hotel accommodations. A commission is paid to the Company for all air fares, cruises, other hotel accommodations, and car rental reservations that are booked through the Company's website. This feature of the website is now currently active by clicking on "Travel" on the Celtic Cross home page.

The Company purchased the travel website platform from Travelnow.com and will receive commissions or booking fees on all travel related reservations initiated by Celtic Cross Ltd. The Company will continue to develop the full service travel website that will offer not only our rental units that we reserve using Fairfield points, but also Air, Cruise, Hotel and Auto reservations.

In June of 2004, the Company purchased 300,000 points from Fairfield Resorts Inc. and received a bonus of 300,000 additional points as an incentive. The Company receives 300,000 points on each anniversary date for the next 99 years. The maintenance at the Fairfield facilities are the responsibility of Fairfield Resorts Inc., however, the Company pays a monthly fee to Fairfield for this service. The maintenance fee is $141.00 per month at our current ownership level. The points are redeemable at numerous resort locations around the world. These points are an asset that can be used to rent vacation or business use accommodations. The Company books space in the resorts and rents these accommodations based on time and market conditions.

Once the website is completed, the Company can commence retail business activity, however, the Company has not engaged in any operating activities to date.

Management believes that a substantial international market already exists for independent full service Internet travel websites and the non-owned casual usage of fully developed Timeshare properties. The Timeshare facilities are located in every major resort and holiday venue and lend themselves to single visitation temporary rental programs as planned by Celtic Cross Ltd. Shared vacation ownership and Timeshare is a relatively new Real Estate based Business Opportunity.

Marketing

According to information from Resort Condominiums LLC. (RCI), our Target Market wants to spend time with family and less time planning trips.  Unlike standard hotel rooms, timeshare rental, often with two or three bedrooms, can easily accommodate larger families with children and friends or couples traveling together in a well-appointed accommodation with social activities, entertainment, pools, tennis courts and other free amenities.

Most vacation ownership condominiums have two bedrooms and two baths, unit sizes range from studios to three or more bedrooms. Most units include a fully equipped kitchen with dining area, washer and dryer, stereo, televisions, VCRs and more. Timeshare resort amenities rival those of other top-rated resort properties and may include planned children's activities, swimming pools, tennis, Jacuzzi, golf and bicycles as well as spa and exercise facilities. Others feature boating, skiing, restaurants and equestrian facilities on-site or nearby.

With vacation rentals, consumers have the opportunity to purchase time at quality resorts offering an array of amenities in popular international destinations. In fact, there are now more than 5,400 resorts in some 100 countries around the world and annual vacation ownership sales are estimated to be in excess of $9.4 billion. Today, 3 million U.S. households own 4.9 million weeks at nearly 1,600 resorts.

Outlook

According to the American Resort Development Association, the concept was originated in the French Alps in the 1960s. Now, 44 years later, it is firmly positioned as one of the most popular vacation options enjoyed by today's leisure travelers. Millions of owners have found timeshare's spacious floor plans and home-like amenities very attractive when compared with traditional hospitality products. Truly a home away from home, vacation ownership provides the space and flexibility needed to easily accommodate families and larger traveling parties in single, full service accommodations with multi bedroom or attached units. Celtic Cross Ltd. believes an even larger market exists for one time single usage of these facilities by individuals and families who do not wish to own, but would rather rent on an "As Needed" basis from a company such as Celtic Cross Ltd.

Competition

The Company will compete against established companies with significantly greater financial, marketing, research and development, personnel, and other resources than the Company. Such competition could have a material adverse effect on the Company's profitability. See Part I, Risk Factors.

Government Regulation

There are no government regulations regulating the Time Share Rentals and Sales industry at this time.

Employees

The Company does not have any full time employees at this time. All management activities are undertaken by the Company's Officer and Director.

Insurance

The Company does not have Insurance coverage at this time.

Intellectual Property

The Company does not have substantial intellectual property.

Reports to Security Holders

We will be filing this Form SB-2 with the Commission and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act. These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Company files its reports electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

DESCRIPTION OF PROPERTY

The Company does not own or lease any office property at this time. The Company's executive offices are located at 7230 Indian Creek Lane, Ste 201, Las Vegas, NV 89149, telephone number 253-549-4336. Celtic Cross Ltd. is supplied office space by Howard Bouch at no charge to the Company during its Development Stage.

In June of 2004, the Company purchased 300,000 points from Fairfield Resorts Inc and received a bonus of 300,000 additional points as an incentive. The Company receives 300,000 points on each anniversary date for the next 99 years. The maintenance at the Fairfield facilities are the responsibility of Fairfield Resorts Inc., however, the Company pays a monthly fee to Fairfield for this service. The maintenance fee is $141.00 per month at our current ownership level. The points are redeemable at numerous resort locations around the world. These points are an asset that can be used to rent vacation or business use accommodations. The Company books space in the resorts and rents these accommodations based on time and market conditions.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE APRIL 30, 2005 FINANCIAL STATEMENTS AND THE RELATED NOTES ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS

AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS. SEE "RISK FACTORS."

The operational plan of Celtic Cross Ltd. is to acquire deeded real-estate property rights in the fully developed secondary market at deep discounts to the retail prices being solicited by the Timeshare developers today. Celtic will then offer these rights on a rental basis at a profit to individuals seeking vacation opportunities not currently available to them through direct marketing and the Internet.

  To increase Celtic Cross Ltd. brand awareness throughout the United States, Europe, the Caribbean, and all international markets the Internet reaches.
  To increase recognition and world wide market awareness using the following means:

a.  Target Market Advertising

b.  Internet Advertising

c.  Referral incentive programs

d.  Affiliating with regional rental organizations and Travel Agents

  To develop a Corporate Convention rental program.
  To Initiate re-sales of Fairfield Resorts Inc. Timeshare points purchased by the Company as well as other Timeshare brands the Company might acquire.
  To initiate a "GLOBAL" brand identity for Celtic Cross Ltd.
  To effectively increase net operating margins through marketing agreements with other vacation sale companies.

Over the next 2 quarters, the Company plans to develop a full service website to facilitate our ability to offer not only our rental timeshare units that we reserve using Fairfield points, but also Air, Cruise, Hotel and Auto reservations. Our long-term goals will be to increase our timeshare points and to advertise their availability.

The Company has adequate cash on hand to satisfy its cash requirements through the balance of 2005, to finish the website and pay the current portion of the long-term liability payments for the existing inventory of Timeshare points. To expand our timeshare points during this time frame will require additional funding.

Celtic Cross Ltd. and its management's mission is to become a central focus point in the international Timeshare rental marketplace and Internet travel bookings through the dedication of our staff, integrity, superior products and competitive pricing. Celtic Cross' goal is to provide the customer with products of high quality accommodations at a fair price. There are no plans to expand our number of employees until the website is completed and sales warrant an increase in manpower.

There is doubt about the Company's ability to continue as a going concern without additional funding. This will be accomplished through bank borrowings, equity or debt financing, or asset sales.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth in this item, there are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation S-B had or is to have a direct or indirect material interest.

On April 22, 2004 the Company entered into a six-month Consulting Agreement with Wannigan Capital Corp., a company whose President and Director is Kevin M. Murphy. Mr. Murphy was a Director of Celtic Cross Ltd. from inception (February 25, 2004) until December 30, 2004. Wannigan Capital Corp received $15,000 cash payment as remuneration.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock. Celtic Cross Ltd. anticipates applying for trading of the common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, there are no guarantees that the application will be accepted or that the shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Common Stock

Non-Cumulative Voting.

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Stock Option Grants

There are no Stock Options granted at this time.

Registration Rights

The Company has granted certain demand and piggyback registration rights to the Selling Shareholders, which rights have been satisfied in connection with the filing of the registration statement covering this Prospectus.

Dividends

The Company does not currently intend to pay cash dividends. The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. If the Company's common stock is accepted for trading on a stock exchange governed by the NASD, the value of the shares is determined by Independent Market Makers and the shareholders may not realize a return on their investment. Nor can there be any guarantees of the success of the Company which could adversely affect the value of the investment. A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

EXECUTIVE COMPENSATION

(a) No officer or director of the Company is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be paid in the future directly or indirectly by the corporation to any officer or director under any plan, which presently exists.

(d) The Company is supplied office space by Wannigan Capital Corp. at no charge to the Company under its Consulting Agreement during its development stage of operations.

Director Compensation

The Director of the Company does not receive compensation at this time.

FINANCIAL STATEMENTS

Audited Financial Statements, as of April 30, 2005 and December 31, 2004 are included herewith.

CELTIC CROSS, LTD.

(A Development Stage Company)

Audited Financial Statements

For the periods of February 25, 2004 (date of inception)

through December 31, 2004,

and the four months ended April 30, 2005

Celtic Cross, Ltd.

(A Development Stage Company)

Financial Statements

For the periods of February 25, 2004 (date of inception) through December 31, 2004,

and the four months ended April 30, 2005

Contents

                                                                                                                                                                 Page

Report of Independent Registered Public Accounting Firm.                                                 2

Financial Statements

Balance Sheets.                                                                                                                                       3

Statements of Operations.                                                                                                                  4

Statements of Changes in Stockholders' Equity.                                                                       5

Statements of Cash Flows.                                                                                                                6

Notes to Financial Statements.                                                                                                      7-10

Child, Sullivan & Company

A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

1284 W. Flint Meadow Dr., Kaysville, UT, 84037                                                                                                     Ph. 801-927-1337, Fax 801-927-1344

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Celtic Cross, Ltd.

We have audited the balance sheets of Celtic Cross, Ltd. (a development stage company) (the Company) as of April 30, 2005 and December 31, 2004, and the related statements of operations, changes in stockholders' equity and cash flows for the four months ended April 30, 2005, the period of February 25, 2004 (date of inception) through December 31, 2004, and the period from February 25, 2004 (date of inception) to April 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Celtic Cross, Ltd. as of April 30, 2005 and December 31, 2004, and the results of its operations and its cash flows for the four months ended April 30, 2005, the period of February 25, 2004 (date of inception) through December 31, 2004, and the period of February 25, 2004 (date of inception) to April 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has suffered net losses since inception and is still considered a development stage company, as it has not yet obtained revenues from its planned principle operations. These factors raise substantial doubt about the Company's ability to meet its obligations and to continue as a going concern. Management's plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Sullivan & Company

Kaysville, Utah

June 15, 2005, except for footnotes 2 and 6, which are dated July 20, 2005.

Celtic Cross, Ltd.

(A Development Stage Company)

Balance Sheets

See accompanying notes to financial statements

.30

Celtic Cross, Ltd.

(A Development Stage Company)

Statements of Operations

See accompanying notes to financial statements.

Celtic Cross, Ltd.

(A Development Stage Company)

Statement of Changes in Stockholders' Equity

For the periods of February 25, 2004 (date of inception) through December 31, 2004,

and the four months ended April 30, 2005

See accompanying notes to financial statements.

Celtic Cross, Ltd.

(A Development Stage Company)

Statements of Cash Flows

See accompanying notes to financial statements.

Celtic Cross, Ltd.

(A Development Stage Company)

Notes to Financial Statements

For the periods of February 25, 2004 (inception) through December 31, 2004,

and the four months ended April 30, 2005

 1. Organization and Summary of Significant Accounting Policies

This summary of significant accounting policies of Celtic Cross, Ltd. (a development stage company) (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. The Company has not realized revenues from its planned principal business purpose and, accordingly, is considered to be in its development stage.

Business Description

Celtic Cross, Ltd. (the Company) is a Nevada corporation organized on February 25, 2004 to acquire timeshares and like entities and facilitate rentals and sales of the entities via its full-service travel website. The Company has elected a fiscal year end of December 31st.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under Financial Accounting Standards Board Statement No. 109 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Minimal development stage deferred tax assets of approximately $21,600 arising as a result of net operating loss carrforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from February 25, 2004 (date of inception) through April 30, 2005 of approximately $54,000 will begin to expire in 2024.

Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires the use of estimates, such as depreciation. Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed using the accelerated double-declining method based on estimated useful lives of 3 years.

Reclassifications

Certain items in the December 31, 2004 financial statements have been reclassified to conform to the presentation of the April 30, 2005 financial statements.

Celtic Cross, Ltd.

(A Development Stage Company)

Notes to Financial Statements

For the periods of February 25, 2004 (inception) through December 31, 2004,

and the four months ended April 30, 2005

1.  Organization and Summary of Significant Accounting Policies (cont'd)

Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company had $19,246 and $29,605 in cash and cash equivalents at April 30, 2005 and December 31, 2004, respectively.

Advertising

The Company generally expenses advertising costs as incurred. No advertising costs were incurred during the period of February 25, 2004 (inception) through December 31, 2004, or for the four months ended April 30, 2005.

Revenue Recognition

As described in Note 3, the Company has acquired an interest in a timeshare property. Revenues will be recognized upon rent or sale of the property. The Company has not recognized any revenues from its intended business purpose as of April 30, 2005 or December 31, 2004.

Recently Issued Accounting Pronouncements

Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires that long-lived assets and certain identifiable intangibles held and used by an entity be periodically reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of SFAS No. 144 has not materially affected the Company's reported earnings, financial condition or cash flows.

Earnings Per Share

The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the period presented. There were no potentially dilutive common share equivalents outstanding at April 30, 2005 and, accordingly, the computation of net loss per share on a fully dilutive basis is the same as "primary" net loss per share.

Foreign Currency

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

Net gains and losses resulting from foreign exchange transactions are included in the statements of operations and were not material during the periods presented. The cumulative translation adjustment and effect of exchange rate changes on cash at April 30, 2005 and December 31, 2004 was not material.

2.  Related Party Transactions

On April 22, 2004, the Company entered into a consulting agreement with an entity affiliated with its president/director. The entity was engaged to perform consulting services and provide office space for the Company for a term of six months commencing April 22, 2004, in exchange for $15,000. On December 30, 2004, the president/director resigned from his position with the Company. Except for the 6-month period commencing April 22, 2004 (see above paragraph), office space and services were provided without charge by the Company's President. Such costs are immaterial to the financial statements and have not been reflected therein.

3.  Intangible Asset & Long-term Liabilities

The Company has acquired an undivided interest in the Fairfield Resorts Inc. (FRI) timeshare resort, along with the rights to participate in timeshare use, or to allow certain others the use, of a specified number of days lodging in FRI timeshare properties. These rights are granted in the form of points. This ownership interest includes the rights to continually receive, on an annual basis, points from FRI, which can be redeemed as vacation time at FRI resorts worldwide. As part of its business plan, the Company will put together travel packages for its customers, providing hotel accommodations at FRI resorts via redemption of its points. Since the actual undivided ownership interest in timeshare property real estate has a nominal value (based on the Company's share of the total cost of FRI resort properties), the entire value of the purchase price has been assigned to the points acquired in the transaction, which will be used to generate future cash flows for the Company. The points have been reported as an intangible asset in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." The points do not have a finite useful life over which to amortize their cost, and will therefore be tested for impairment in accordance with SFAS No. 142. No impairment had been noted as of April 30, 2005.

 The contract sales price of the points was $33,100. During the period of February 25, 2004 (inception) through December 31, 2004, the Company made a $2,996 down payment, and principal payments totaling $723 resulting in a note payable balance of $29,381 at December 31, 2004. During the four months ended April 30, 2005, the Company made $706 in principal payments, for a note payable balance of $28,675 at April 30, 2005. Interest expense for the period of February 25, 2004 (inception) through December 31, 2004, and the four months ended April 30, 2005, was $1,747 and $1,064, respectively.

The note is being financed through FRI., carries a 10.99% annual interest rate with monthly payments of $398 for July 2004 and $415 for the remainder of the 10-year loan period, and is collateralized by the timeshare property. Future principal maturities of the note are as follows:

Twelve months ending April 30,

  2005                                             $ 1,917

  2006                                                2,139

  2007                                                2,386

  2008                                                2,662

  2009                                                2,970

  Thereafter                                    16,601

  Total                                           $28,675

4.  Commitments and Contingencies

On April 4, 2005, the Company entered into a lease agreement for office space in Nevada. The agreement's length is one year commencing April 1, 2005 with monthly rent payments of $400. The Company paid $4,800 for the entire year of rent up front and an initial security deposit of $1,200, resulting in $5,600 of prepaid rent and deposits at April 30, 2005.

The Company also pays approximately $200 (Canadian) monthly for office space in Canada, which includes telephone receptionist services. There is no lease and the agreement is cancelable at any time.

Total rent expenses for the periods of February 25, 2004 through December 31, 2004, and the four months ended April 30, 2005 were $626 and $915, respectively.

5.  Stockholders' Equity

During March and April 2004, the Company issued common stock for cash in accordance with separate private offering memorandums as follows:
Number of shares	Price per share	Cash received
900,000	$.001	$ 900
950,000	$.01	9,500
1,000,000	$.03	30,000
380,000	$.05	19,000
160,000	$.10	16,000
3,390,000		$75,400

6.  Going Concern Considerations

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Unanticipated costs and expenses or the inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. To the extent financing is not available, the Company may not be able to, or may be delayed in, developing its services and meeting its obligations.

 The Company plans to mitigate the threat to its continuation by increasing its brand awareness throughout the United States, Europe, the Caribbean, and all international markets the Internet reaches, as well as to increase recognition and world wide market awareness by the use of market advertising, Internet advertising, referral incentive programs and affiliating with regional rental organizations and travel agents. Management also plans to offer rental units at popular convention locations using its Fairfield Resorts timeshare points, as well as other timeshare brands the Company might acquire.  The Company has developed a full service website to facilitate its ability to offer not only our rental units, that it reserves using Fairfield points but also air, cruise, hotel and auto reservations. The Company's long-term goals will be to increase its timeshare points and to advertise product availability.

The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. The accompanying financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

During the Company's first fiscal year and up to the present time, the principal independent accountant for the Company has neither resigned (or declined to stand for reelection) nor been dismissed. The independent accountant for the Company is Child, Sullivan & Company, 1284 W. Flint Meadow Drive, Suite D, Kaysville, UT 84037. This firm was engaged on or about March 1, 2004.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the Selling Shareholders and any discounts or commissions payable with respect to sales of the shares, will be paid by the Company.

SEC registration fee                              $    87.50

Accounting fees and expenses                3,000.00

Legal fees and expenses                         3,000.00

Total                                                    $6,087.50

RECENT SALES OF UNREGISTERED SECURITIES

On March 1, 2004, the Company undertook a private offering of 900,000 shares of its common stock, with an offering price of $0.001 per share. The proceeds from this offering were to be used to cover further start-up and organizational costs of the Corporation. This offering was undertaken directly by the Corporation. The Corporation prepared and distributed a private offering memorandum in connection with this offering to all prospective investors, made all filings, and paid all fees, as required under federal and state securities laws and regulations to properly qualify this offering under said laws and regulations, including but not limited to Regulation D promulgated by the U.S. Securities and Exchange Commission under Section 4(2) of the Securities Act of 1933. All 900,000 shares were subscribed, resulting in proceeds to the Company of $900.

On March 7, 2004 the Company commenced an offering of 1,000,000 shares of its $.001 par value common stock at an offering price of $0.01 per share pursuant to the terms of a confidential private offering memorandum dated March 7, 2004 for the purpose of providing additional working and development capital for the Company. The minimum investment required was $250.00. No discounts or commissions were paid in connection with this offering. On March 8, 2004, this offering was closed, resulting in the sale of 950,000 shares and proceeds to the Company, before costs of the offering, of $9,500.

On March 9, 2004, the Company commenced an offering of 1,000,000 shares of its $.001 par value common stock at an offering price of $0.03 per share pursuant to the terms of a confidential private offering memorandum dated March 9, 2004, for the purpose of providing additional working and development capital for the Company. The minimum investment required was $250.00. No discounts or commissions were paid in connection with this offering. On March 9, 2004, this offering was closed, resulting in the sale of 1,000,000 shares and proceeds to the Company, before costs of the offering, of $30,000.

On March 10, 2004, the Company commenced an offering of 500,000 shares of its $.001 par value common stock at an offering price of $0.05 per share pursuant to the terms of a confidential private offering memorandum dated March 10, 2004, for the purpose of providing additional working and development capital for the Company. The minimum investment required was $250.00. No discounts or commissions were paid in connection with this offering. On March 17, 2004, this offering was closed, resulting in the sale of 380,000 Shares and proceeds to the Company, before costs of the offering, of $19,000.

On March 19, 2004, the Company commenced an offering of 200,000 shares of its $.001 par value common stock at an offering price of $0.10 per share pursuant to the terms of a confidential private offering memorandum dated March 19, 2004, for the purpose of providing additional working and development capital for the Company. The minimum investment required was $250.00. No discounts or commissions were paid in connection with this offering.

On March 29, 2004, this offering was closed, resulting in the sale of 160,000 Shares and proceeds to the Company, before costs of the offering, of $16,000.

All of these offerings were undertaken pursuant to the limited offering exemption from registration under the Securities Act of 1933 as provided in Rule 504 under Regulation D as promulgated by the U.S. Securities and Exchange Commission. These offerings met the requirements of Rule 504 in that: (a) the total of funds raised in the five offerings does not exceed $1,000,000; and (b) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

The class of persons to whom these offerings were made were "sophisticated investors." As a result, offers were made only to persons that the Company believed, and had reasonable grounds to believe, either (a) have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the proposed investment, or (b) can bear the economic risks of the proposed investment (that is, at the time of investment, could afford a complete loss). Additionally, sales were made only to persons whom the Company believed, and had reasonable grounds to believe immediately prior to such sale and upon making reasonable inquiry, (a) are capable of bearing the economic risk of the investment, and (b) either personally possess the requisite knowledge and experience, or, together with their offeree's representative, have such knowledge and experience.

These sales of unregistered securities were made to the following firms and individuals (all residents of the United States):

K. Sean Liebscher

Kathy Mowbray

Kimberley Pearson

These sales of unregistered securities were made to the following firms and individuals (all residents outside the United States):

Howard Bouch

Paul Mawson

George Graham

Andrew Mawson

Derek Tolson

Phyllis Poole

Kathleen Evans

Alan Tolson

Judith Tolson

Barry Tolson

Paula Tolson

Peter Hewitt

Thomas Hewitt

Helen Hewitt

Judith Bouch

Michael Bouch

Fiona Bouch

Gareth Woodhead

Winsten Colbert

Lynn Colbert

Ryan Colbert

Susan Jackson

Margaret Jackson

Peter Redman

Elaine Trespaderne

Catherine Jackson

Richard Jackson

Brad Todd

Kevin Todd

Leslie Todd

Richard Scott

Kaley Scott

Mandy Scott

Nicholas Bouch

Rebecca Bouch

Chancery Lane Investment Group Inc

EXHIBITS.

Document	Exhibit No.	Location
Articles of Incorporation	3.1	Previously Filed
Bylaws	3.2	Previously Filed
Opinion on Legality	5	Included
Consulting Agreement - Wannigan Capital Corp.	10.1	Previously Filed
Grant, Bargain, Sale Deed and Declaration of Value	10.2	Included
Consent of Accountant	23.1	Included
Consent of Counsel	23.2	Included in Ex. 5

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

(i) To include any Prospectus required by Section l0 (a) (3) of the Securities Act of l933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

(2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada, on July 28, 2005

Celtic Cross Ltd.

(Registrant)

Date: July 28, 2005

By: /s/ Howard Bouch

Howard Bouch, President/ Director

By: /s/ Howard Bouch

Howard Bouch, /CFO

Controller

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature                                             Title                                                     Date

/s/ Howard Bouch

Howard Bouch                             President/Director                                     July 28, 2005

/s/ Howard Bouch

Howard Bouch                             Chief Financial Officer                               July 28, 2005

Controller